Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Incorporation/Organization
ITG Inc.	Delaware
AlterNet Securities, Inc.	Delaware
ITG Software Solutions, Inc.	Delaware
ITG Global Trading Incorporated	Delaware
ITG Solutions Network, Inc.	Delaware
ITG Analytics, Inc.	Delaware
ITG Platforms Inc.	Delaware
ITG Ventures Inc.	Delaware
Hoenig Group Inc.	Delaware
ITG Foreign Exchange Inc.	Delaware
ITG Global Production, Inc.	Delaware
ITG Capital, Inc.	Delaware
POSIT Alert LLC	Delaware
Plexus Plan Sponsor Holding Corporation	Delaware
Investment Technology Group International Limited	Ireland
ITG Ventures Limited	Ireland
Investment Technology Group Limited	Ireland
Investment Technology Group Europe Limited	Ireland
AlterNet (UK) Limited	United Kingdom
ITG Platforms Spain, S.L.	Spain
ITG Software Solutions (France) SAS	France
ITG Pacific Holdings Pty Limited	Australia
ITG Australia Holdings Pty Limited	Australia
ITG Australia Limited	Australia
Vitic Nominees Pty Limited	Australia
Veran Nominees Pty Limited	Australia
ITG Asia Holdings Ltd.	Bermuda
ITG Securities (Asia) Limited	Hong Kong
Hoenig (Far East) Limited	Hong Kong
ITG Asia Infrastructure Limited	Hong Kong
ITG Hong Kong Limited	Hong Kong
ITG Singapore Pte. Limited	Singapore
ITG Canada Corp.	Nova Scotia
TriAct Canada Marketplace LP	Ontario
TCM Corp.	Nova Scotia